Exhibit 10.32

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated May __, 2007, (the "Agreement"), between (i) Shurope Storage B.V.B.A., a company ("besloten vennootschap met beperkte aansprakelijkheid") organized under the laws of Belgium (the "Seller"),
(ii) ________________, (the "Purchaser") and (iii) Public Storage, Inc., a California corporation ("Public Storage").

                                    RECITALS
                                    --------

         Shurgard Self-Storage SCA is a company ("societe en commandite par actions") organized under the laws of Belgium, with registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium, registered with the Crossroads Bank for Enterprises under company number 0454.057.394 ("Shurgard Europe"), and is an indirect subsidiary of Public Storage.

         The    registered    capital   of    Shurgard    Europe    amounts   to
(euro)37,539,428.96 and is represented by 56 general partner interests and 233,844 limited liability partner interests (the "LLP Interests"). Seller is the holder of a portion of the LLP Interests. Shurgard Europe also has outstanding 178,306 class A profit certificates and 29,234 class B profit certificates, which in certain circumstances may be converted into 178,306 and 17,093 limited liability interests, respectively, which shall also be considered "LLP Interests" for purposes of this Agreement.

         Purchaser has agreed to purchase LLP Interests which are owned by the Seller, and the Purchaser has agreed that the transfer of the LLP Interests purchased hereunder shall be subject to certain restrictions as set forth herein.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants and agreements contained herein, the parties to this Agreement agree as follows:

         1. Purchase and Sale of Shares.
            ---------------------------

         Pursuant to the terms of this Agreement, the Purchaser hereby purchases from the Seller, and the Seller hereby sells to the Purchaser, an aggregate of ________ LLP Interests numbered from ________ to _______ (the "Shares") of Shurgard Europe at a price of US $1,943 per Share ("Purchase Price") or the equivalent value in Euros. The Purchase Price is payable by Purchaser on Closing (as defined in Section 2.1 below) at Purchaser's option, by check or by wire transfer to a bank account of the Seller, the details of which shall be communicated by the Seller prior to Closing. The parties acknowledge and agree that the purchase price has been determined based on the net asset value of Shurgard Europe determined from property appraisals prepared by Cushman & Wakefield as of March 31, 2007, which the parties believe is a reasonable approach to establishing the current fair market value of the Shares.

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         2. Condition Precedent and Closing
            -------------------------------

                  2.1 CONDITION PRECEDENT. The consummation of the sale and purchase of the Shares pursuant to this Agreement ("Closing") is subject to the satisfaction of the following condition precedent: the Seller shall have notified the intended sale of the Shares to the other Partners and the Manager of Shurgard Europe, and the Manager shall have approved the intended sale and purchase of the Shares, all in accordance with article 10.2 of the articles of association of Shurgard Europe.

                  2.2 CLOSING. The Closing shall take place at the offices of the Seller on May 14, 2007 or the date of satisfaction of the condition precedent set out in Section 2.1, whichever is the later (the "Closing Date") or at such other place or on such other date as may be agreed between the parties.

                  2.3 ACTIONS TAKEN ON THE CLOSING DATE. On the Closing Date, the parties shall do all of the following: (i) the Purchaser shall pay the Purchase Price in the manner set out in Section 1, (ii) the Seller shall deliver an acknowledgement of receipt of the Purchase Price and
         (iii) upon receipt of the Purchase Price, the Seller and the Purchaser, or a duly authorized attorney-in-fact, shall record the transfer of the Shares to the Purchaser in Shurgard Europe's share register, and shall sign Shurgard Europe's share register to that effect.

                  2.4 POWER OF  ATTORNEY.  The Seller and the  Purchaser  hereby irrevocably appoint each of John Reyes and John S. Baumann, acting jointly or individually, with power to substitute, as their attorney-in-fact to record this share transfer in Shurgard Europe's share register and to take any other action and sign any other document as may be necessary or desirable in order for such share transfer to be enforceable against Shurgard Europe and third parties.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants that, upon sale and delivery of the Shares to the Purchaser, (i) the Shares will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Shares are free and clear of all pledges, liens, security interests or options, other than those provided for by law.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants the following:

                  4.1. RISKS OF INVESTMENT. The Purchaser recognizes that the purchase of the Shares involves a high degree of risk including the following:

                  (i) an investment in the Shares is highly speculative, and only investors who can afford the loss of their entire investment should consider purchasing the Shares;

                  (ii) the Purchaser may not be able to liquidate his or her investment;

                  (iii) the Shares are not registered under the securities laws in the United States and transferability of the Shares is restricted;

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                  (iv) the  potential  public  offering  of Shares may not occur which would mean no public market for Shares would exist;

                  (iv) in the event of a disposition of the Shares, the Purchaser could sustain the loss of his or her entire investment; and

                  (v) for U.S. investors, the investment is subject to significant risks of changes in the relative value of the dollar as compared to the foreign currencies in which Shurgard Europe's operations are conducted and assets are valued.

                  4.2 RISKS AND OBLIGATIONS RELATED TO TAX LIABILITIES. Purchaser further agrees and acknowledges that he or she may incur U.S. federal, state or local income taxes (to the extent he or she is subject to taxation by the U.S.) or Belgian income or withholding taxes, as applicable, in connection with his or her purchase of the Shares and the future operation of Shurgard Europe. Shurgard Europe and any successors are expected to be treated initially as a partnership for U.S. tax purposes. To the extent Purchaser is subject to U.S. federal income tax, Purchaser will be subject to taxes on his or her distributable share of the taxable income during any period in which Shurgard Europe is taxed for U.S. tax purposes as a partnership whether or not any distributions are made and whether or not Purchaser is then able to transfer the Shares under the terms of this Agreement. Shurgard Europe may be subject to tax in the various European jurisdictions in which it operates and Purchaser may or may not be entitled to obtain credit for U.S. tax purposes for all or some portion of any such taxes paid by Shurgard Europe.

                  4.3. INVESTMENT EXPERIENCE. The Purchaser has sufficient prior investment experience to assess the investment, tax and legal merits and consequences of an investment in the Shares. To the extent the Purchaser has deemed appropriate, the Purchaser has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of this Agreement and Purchaser's purchase of Shares hereunder.

                  4.4. ABILITY TO BEAR RISK. The Purchaser has the capacity to protect his or her own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which he or she hereby assumes.

                  4.5. INFORMATION. The Seller has made available to the Purchaser all documents, including a draft prospectus filed with Belgian Banking, Finance and Insurance Commission (the CBFA) on or about April 30, 2007, related to a possible share offering by Shurgard Europe or an affiliate, that the Purchaser has requested relating to Shurgard Europe, the Shares and the Purchaser's purchase of the Shares. The Purchaser acknowledges that, assuming the offering proceeds, the draft prospectus will be changed before it is final and that such changes may be material with respect to certain matters. The Purchaser has had an opportunity to ask questions and receive answers concerning Shurgard Europe and the terms and conditions of the offering and sale of the Shares and has had full access to such other information concerning Shurgard Europe and the Shares as the Purchaser has deemed necessary or desirable for the Purchaser to make an informed and knowledgeable investment decision to acquire the Shares. The Purchaser recognizes that the Purchaser's purchase of the Shares pursuant to this Agreement represents a speculative investment and involves certain substantial risks, and the Purchaser has taken full cognizance of, understands and is aware of, and has investigated, Shurgard Europe's business, management and financial condition and all of the risk factors related to the Purchaser's purchase of the Shares pursuant to this Agreement.

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                  4.6.  ACQUISITION FOR OWN ACCOUNT.  The Purchaser is acquiring the Shares for his or her own account for investment only, and not with a view towards their distribution.

                  4.7. NO PUBLIC MARKET; RULE 144. The Purchaser acknowledges and agrees that the Shares must be held indefinitely unless such Shares are subsequently registered under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from such registration is available. The Purchaser agrees not to re-offer, resell, pledge or otherwise transfer the Shares (or securities of a successor or other entity that are issued to the Purchaser in exchange for the Shares) except (a) pursuant to a valid registration statement or (b) pursuant to an exemption from registration under the Securities Act and otherwise in compliance with applicable law. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Shurgard Europe, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  4.8. DUE AUTHORIZATION AND ENFORCEABLE OBLIGATION. The execution and delivery of, and the performance by the Purchaser of his or her obligations under this Agreement and any related transaction documents have been duly and validly authorized and, upon execution and delivery thereof, this Agreement and any related transaction documents will constitute the legal, valid, binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.9. ACCREDITED INVESTOR.

                  (a) Purchaser  represents  that  he or  she  is an  Accredited
                      Investor, as such term is defined as defined in Regulation D of the Securities Act and as set forth below in Section
                      4.9 (b).

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                  (b) To qualify as an Accredited  Investor for purposes of this
                      Agreement, Purchaser represents that he or she satisfies at least one of the following criteria:

                        a. Purchaser is an executive officer of Shurgard Europe;
                          or

                        b. Purchaser  has an  individual  net worth or joint net
                          worth with Purchaser's spouse, exceeding US $1,000,000 at the time of purchase; or

                        c. Purchaser  had an  individual  income  in  excess  of
                          $200,000 in each of the two most recent years or joint income with Purchaser's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                  (c) Purchaser further  represents that he or she is aware that the sale of  Shares  to the  Purchaser  is  being  made in reliance on an exemption from the registration requirements of the Securities Act and the regulations promulgated thereunder.

                  4.10. Pre-existing Relationship. Purchaser represents that he or she has a pre-existing relationship with either Shurgard Europe or Public Storage as an officer or as a consultant and former officer.

         5.  RESTRICTIONS ON TRANSFER.
             ------------------------

                  5.1. PUBLIC STORAGE RIGHT TO PURCHASE.

                           (a) Upon (i) termination of Purchaser's  service with
                  Public Storage or Shurgard Europe or its affiliates for any reason or upon any proposed transfer of the Shares by Purchaser or (ii) the first anniversary of the date of this Agreement and at any time thereafter, Public Storage shall have the right to repurchase all of the Shares purchased hereunder. Such purchase right shall be at Public Storage's election, in its sole discretion, and shall be a right to purchase all, but not a portion, of the Shares. Furthermore, any repurchase of Shares by Public Storage pursuant to Section 5.1(a)(ii) shall only be made if Public Storage shall also repurchase on the same terms all other LLP Interests sold to other individuals on the same terms as the Shares sold to Purchaser. If Public Storage exercises its right to repurchase the Shares, Public Storage will notify Purchaser of its intention to purchase such Shares, and will consummate the purchase within 90 days of Purchaser's termination of service pursuant to Section 5.1(a)(i) or within 30 days after notice in connection with a repurchase under Section 5.1(a)(ii).

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                           (b) The purchase  price for each Share  payable under
                  this Section 5.1 shall be the lesser of (1) the net asset value per share of Shurgard Europe (or a successor or other entity for which securities were issued to the Purchaser in exchange for the Shares) on the date of transfer (determined by Shurgard Europe in a manner consistent with past practice) or (2) the Purchase Price with a 10% compounded annual return.

                           (c) Public  Storage's rights of repurchase under this
                  Section 5.1 shall terminate upon the date any part of the LLP Interests (or securities of a successor or other entity that are issued to the Purchaser in exchange for the Shares) are publicly traded in an established securities market.


                  5.2. HOLDING PERIOD. Purchaser agrees not to sell, pledge or otherwise transfer Shares (or securities of a successor or other entity that are issued to the Purchaser in exchange for the Shares) to any third party other than Public Storage or Seller (or such successor entity) during the twelve-month period ending one year from the date of this Agreement or such shorter period as Public Storage determines.

         6.  LEGENDS.
             -------

                  6.1. LEGENDS ON CERTIFICATES. The Purchaser acknowledges that each certificate representing the Shares (or securities of a successor or other entity that are issued to the Purchaser in exchange for the Shares) will contain legends substantially to the following effects:

                  (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN TRANSACTIONS UNDERTAKEN WITHIN THE UNITED STATES EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

                  (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE SELLER AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF SHURGARD EUROPE AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF SHURGARD EUROPE BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

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                  (c) Any legend  required  to be placed  thereon by  applicable securities laws of any state or other jurisdiction.

                  6.2. REMOVAL OF LEGENDS.

                  (a) Certificates evidencing Shares shall not be required to contain the legend set forth above in clause 6.1 (a): (i) following any sale of such Shares pursuant to an effective registration statement covering the resale of such Shares under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 or Regulation S under the Securities Act, (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel, required in the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

                  (b) Certificates evidencing Shares shall not be required to contain the legend set forth above in clause 6.1 (c) at the first time such legend is not, in the opinion of counsel, required in the circumstances under applicable requirements of such state or other jurisdiction.

         7. CHANGE OF CONTROL, MERGER OR SALE OF ASSETS OR PUBLIC OFFERING OF SHURGARD EUROPE. In the event of any change of control, merger or sale of all or any significant portion of the LLP Interests to a third party not affiliated with Seller or Public Storage (1) Seller and Public Storage shall have the right to compel Purchaser to sell his or her Shares at the highest price paid for any other LLP Interests in the transaction, and (2) Purchaser shall have the right to require Public Storage or its designated affiliate to purchase Shares owned by Purchaser at the highest price paid for any other LLP Interests in the transaction. The foregoing rights in this Section 7 shall terminate on the first day any part of the LLP Interests are publicly traded in an established securities market. In the event of any direct or indirect initial public offering of securities of a successor or other entity for which other outstanding LLP Interests are exchanged ("Exchanged Securities"), the Shares shall be exchanged for Exchanged Securities, on a basis consistent with the exchange of the other outstanding LLP Interests. At the time of such an exchange, Purchaser will be deemed to repeat his or her representations, warranties, acknowledgments and agreements contained in this Agreement as if they applied to a purchase of the Exchanged Securities and in particular, Purchaser acknowledges that the Exchanged Shares will be subject to the limitations on transfer set out in Section 4.7 and the legending requirements set out in Section 6.1.

         8. NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement must be in writing, signed by the party giving such notice, election or demand, and must be delivered personally, transmitted by electronic means (by e-mail or facsimile) with receipt confirmed or sent by nationally reputed courier service that provides verification of

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delivery,  to the other party,  at the address set forth below, or at such other address as may be supplied by written notice. The date of personal delivery or the date of e-mail or receipt, as the case may be, is the date such notice is effectively given, provided that the parties agree that wherever practicable, and as a first option, any form of communication contemplated by this Section 9 shall be transmitted by electronic means.

    If to the Seller:        Name: Shurope Storage B.V.B.A.
                             Address: c/o Shurgard Storage Centers, LLC,
                             701 Western Avenue, Glendale, CA 91201, USA
                             Attention: John S. Baumann, Senior Vice President and Chief Legal Officer
                             E-mail address: jbaumann@publicstorage.com

   If to the Purchaser:     Name:
                            Address:
                            E-mail address:

   If to Public Storage:    Name:  Public Storage, Inc.
                            Address: 701 Western Avenue, Glendale, CA 91201, USA
                            Attention: John S. Baumann, Senior Vice President and Chief Legal Officer
                            E-mail address: jbaumann@publicstorage.com

         9. GOVERNING LAW. This Agreement and the rights and obligations of each of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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


                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first written above.


                            SHUROPE STORAGE B.V.B.A.
                            (SELLER)


                            By:
                               -------------------------------------------------




                            PURCHASER


                            -----------------------------------
                            Name:


                            PUBLIC STORAGE, INC.


                            By:
                               -------------------------------------------------

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